As filed with the Securities and Exchange Commission on March 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Palisade Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2007292
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7750 El Camino Real, Suite 2A Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

Palisade Bio, Inc. 2021 Equity Incentive Plan

Palisade Bio, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

J.D. Finley

Chief Executive Officer

Palisade Bio, Inc.

7750 El Camino Real, Suite 2A

Carlsbad, California 92009

(858) 704-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raul Silvestre, Esq.

Dennis Gluck, Esq.

Silvestre Law Group

2629 Townsgate Rd., Suite 215

Westlake Village, California 91361

(818) 597-7552

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Palisade Bio, Inc., a Delaware corporation (“Palisade” or “Registrant”), for the purpose of registering an additional 927,089 shares (“Additional Securities”) of its common stock, par value $0.01 per share (the “Common Stock”), that are issuable to eligible employees, consultants, contractors, and directors of the Registrant and its affiliates under the Registrant’s: (i) Palisade Bio, Inc. 2021 Equity Incentive Plan, as amended (the “2021 Plan”); and (ii) Palisade Bio, Inc. 2021 Employee Stock Purchase Plan, as amended (the “2021 ESPP”) (collectively “the Plans”). The Registrant previously registered an aggregate of 1,011,834 shares of Common Stock underlying the Plans that are issuable to eligible employees, consultants, contractors, and directors of the Registrant and its affiliates, consisting of: (i) 32,363 shares on Form S-8 (File No. 333-259553) filed on September 15, 2021, (ii) 14,239 shares on Form S-8 (File No. 333-263706) filed on March 18, 2022, and (iii) 965,231 shares on Form S-8 (File No. 333-274522 filed on September 14, 2023 (collectively the “Prior Registration Statements”). All share amounts reflected in this Registration Statement on Form S-8 give effect to the 1-for-50 reverse stock split that became effective November 16, 2022.

This Registration Statement relates to securities of the same class as registered on the Prior Registration Statements and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of the Additional Securities. Pursuant to Instruction E of Form S-8, the Prior Registration Statements are incorporated by reference and made part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

USE OF COMBINED PROSPECTUS

Pursuant to Rule 429(a) of the Securities Act of 1933, as amended, the prospectus that will be used in connection with the offer and sale of the securities covered by this Registration Statement and issued pursuant to the Plans (the “Combined Prospectus”) will also be used in connection with the sale of securities covered by the Prior Registration Statement.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2021).

3.2	Amendment to Amended and Restated Certificate of Incorporation of Palisade Bio, Inc., effective November 15, 2022 (Incorporated by reference to Exhibit 3.01(i) to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 16, 2022).

3.3	Certificate of Designation of Series A 4.5% Convertible Preferred Stock (Incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 12, 2016).

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 16, 2022).

3.5	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 6, 2024.

5.1*	Opinion of Silvestre Law Group, P.C.

10.1	Palisade Bio, Inc. 2021 Equity Incentive Plan, as amended (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 9, 2023).

10.2	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).

10.3	Form of Non-Employee Director Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).

10.4	Palisade Bio, Inc. Employee Stock Purchase Plan, as amended (Incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 9, 2023).

23.1*	Consent of Baker Tilly US, LLP.

23.3*	Consent of Silvestre Law Group, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).

107*	Filing Fee Table.

* Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on March 29, 2024.

PALISADE BIO, INC.

By:	/s/ J.D. Finley
J.D. Finley
Chief Executive Officer
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J.D. Finley, as his or her true and lawful attorneys-in-fact and agents, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ J.D. Finley	Chief Executive Officer and Chief Financial Officer	March 29, 2024
J.D. Finley	(Principal Executive Officer, Principal Financial Officer)

/s/ Donald A. Williams	Chairman of the Board of Directors	March 29, 2024
Donald A. Williams

/s/ Binxian Wei	Director	March 29, 2024
Binxian Wei